SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2003

THE EMPIRE DISTRICT ELECTRIC COMPANY
(Exact name of registrant as specified in charter)

Kansas
(State or other jurisdiction of incorporation)

1-3368	44-0236370
(Commission File Number)	(IRS Employer Identification Number)

602 Joplin Street, Joplin, Missouri	64801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (417) 625-5100

Not applicable
(Former name or former address, if changed since last report)

Item 5.    Other Events.

Attached hereto as Exhibit 99.1 is a press release, which is incorporated by reference herein, issued by the Company on May 16, 2003 announcing, among other matters, the Company’s plans to redeem certain outstanding debt securities, issue new senior unsecured notes and file a new $200 million shelf registration statement.  Also attached hereto as Exhibit 99.2, is a press release, which is incorporated by reference herein, issued by the Company on May 20, 2003 announcing the calling for redemption of all $100 million aggregate principal amount of its Senior Notes, 7.70% Series due 2004.

Item 7.    Financial Statements and Exhibits.

(c)           Exhibits.  The following exhibits are filed herewith:

Exhibit No.	Description

99.1

Press Release, dated May 16, 2003, announcing, among other matters, the Company’s plans to redeem certain outstanding debt securities, issue new senior unsecured notes and file a new $200 million shelf registration statement.

99.2	Press Release, dated May 20, 2003, announcing the calling for redemption of all $100 million aggregate principal amount of its Senior Notes, 7.70% Series due 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE EMPIRE DISTRICT ELECTRIC COMPANY

	By:	/s/ William L. Gipson
Name: William L. Gipson
Title: President and Chief Executive Officer

Dated: May 20, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press Release, dated May 16, 2003, announcing, among other matters, the Company’s plans to redeem certain outstanding debt securities, issue new senior unsecured notes and file a new $200 million shelf registration statement.

99.2	Press Release, dated May 20, 2003, announcing the calling for redemption of all $100 million aggregate principal amount of its Senior Notes, 7.70% Series due 2004.